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                                                               EXHIBIT 99.1

CONTACT:  Ralph J. Vaclavik
          President Casinos, Inc.
          St. Louis, Missouri 63102
          314-622-3018

                                                        FOR IMMEDIATE RELEASE


                      PRESIDENT CASINOS, INC. ANNOUNCES
                         GOLF COURSE RE-ZONING DENIAL

ST. LOUIS, MISSOURI, July 19, 2004 -- President Casinos, Inc. (OTC:PREZQ.OB) today announced that the re-zoning appeal related to the sale of its Biloxi President Broadwater Golf Course was denied in the Circuit Court of Harrison County, Mississippi. The Company had a contract to sell the golf course which was contingent upon the proposed re-zoning.

President Casinos, Inc. owns and operates dockside gaming facilities in Biloxi, Mississippi and downtown St. Louis, Missouri, north of the Gateway Arch.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, lender cooperation, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects is included in the filings of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004 and Quarterly Report on Form 10-Q for the quarter ended May 31, 2004.

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